[Morgan, Lewis & Bockius Letterhead]


                               November 27, 2001


American International Life
  Assurance Company of New York
80 Pine Street
New York, N.Y. 10005

Ladies and Gentlemen:


      We hereby consent to the reference to our name under the caption "Legal Counsel" in the Statement of Additional Information contained in Pre-Effective Amendment No. 2 to the Registration Statement on Form N-4 (File No. 333-67866) filed by American International Life Assurance Company of New York and Variable Account A with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.


Very truly yours,


/s/ Morgan, Lewis & Bockius
Morgan, Lewis & Bockius LLP